FIRST AMENDMENT TO

RCS CAPITAL CORPORATION

EQUITY PLAN

WHEREAS, RCS Capital Corporation (the “Company”) maintains the RCS Capital Corporation Equity Plan (the “Plan”);

WHEREAS, pursuant to Section 9(d)(ii) of the Plan, the Board of Directors of the Company (the “Board”) may at any time and from time to time amend the Plan, in whole or in part; and

WHEREAS, the Board desires to amend the Plan as set forth herein;

NOW, THEREFORE, pursuant to Section 9(d)(ii) of the Plan, effective as of June 5, 2013, Section 5(a) of the Plan is hereby amended to replace each reference therein to “275,000 shares” to read “250,000 shares”.

IN WITNESS WHEREOF, the Board has approved the amendment to the Plan as set forth herein and authorized the undersigned officer of the Company to execute this amendment and the undersigned has caused this amendment to be executed this 5th day of June, 2013.

RCS CAPITAL CORPORATION

By: /s/ William M Kahane_________________

Name: William M Kahane

Title: CEO and Director